UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2006

CYMER, INC.

(Exact name of Registrant as specified in charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)

(858) 385-7300
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On May 18, 2006, our stockholders approved an amendment to our 1996 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 300,000 shares from 1,200,000 shares to 1,500,000 shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Cymer, Inc. 1996 Employee Stock Purchase Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: May 19, 2006		Nancy J. Baker
Senior Vice President and Chief
Financial Officer